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                                                                      EXHIBIT 99


[LOGO]                                         FOR IMMEDIATE RELEASE
                                               CONTACT:  CONWAY G. IVY
                                               SENIOR VICE PRESIDENT, CORPORATE
                                               PLANNING AND DEVELOPMENT
                                               216-566-2102


                                      NEWS:

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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

CLEVELAND, OHIO, May 17, 2004 - The Sherwin-Williams Company (NYSE: SHW) announced that it has entered into a definitive agreement for the purchase of 100% of the stock of Duron, Inc., headquartered in the Baltimore, MD/Washington, DC area. With sales of approximately $350 million, Duron, Inc. is a leading coatings company in the eastern portion of the United States servicing the professional painting contractor, builder and do-it-yourself markets through a network of 231 company-owned stores. The transaction for the equity and other consideration is valued at approximately $253 million plus the assumption of certain financial obligations at closing. Additional financial details for Duron were not disclosed. The transaction will be completed upon receipt of all regulatory approvals.

         Christopher M. Connor, Chairman and Chief Executive Officer of The Sherwin-Williams Company, said, "We are pleased to have reached agreement to bring an organization and business that we have long respected into the Sherwin-Williams family. After the transaction is completed, Duron customers will continue to be supported by current Duron employees through the Duron store and territory network and existing Duron manufacturing facilities. The Duron facilities will also bring additional manufacturing capacity to Sherwin-Williams while Sherwin-Williams will bring additional resources to enhance Duron's strengths that have made it successful over the years. For these reasons we believe we will improve our service to professional painting contractors, builders and do-it-yourself customers."

         Dr. Robert Feinberg, Chairman of Duron, Inc., said, "I am pleased to have reached this agreement with The Sherwin-Williams Company. I believe this union will offer Duron's employees a strong future of enhanced opportunity and our customers the assurance of ongoing access to the Duron products on which they depend."



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         The Sherwin-Williams Company, founded in 1866, is one of the world's leading companies engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers.

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This press release contains certain "forward-looking statements," as defined under U.S. federal securities laws. These forward-looking statements are based upon management's current expectations, estimates, assumptions and beliefs concerning future events and conditions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements and from the Company's historical results and experience. These risks, uncertainties and other factors include such things as: general business conditions, strengths of retail and manufacturing economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; changes in raw material availability and pricing; unusual weather conditions; and other risks, uncertainties and factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.






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